UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.)

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

GHOST TECHNOLOGY, INC.

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INFORMATION STATEMENT

We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

You are not being asked to approve anything.  This Information Statement is being provided to you solely for your information.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered shareholders of Ghost Technology, Inc., a Delaware corporation (the “Company” or “Ghost”), in connection with the consent of the Board of Directors of the Company (the “Board”) and written consent by the holder of the majority of the voting power of the Company’s capital stock (the “Majority Shareholder”), to amend the Company’s certificate of incorporation (the “Certificate”) in order to increase the authorized common stock from 95,000,000 to 300,000,000 shares, par value, $0.001 per share.  Of the 56,245,585 total votes, the Majority Shareholder, who holds 50,000,000 votes or approximately 88.9% of the outstanding voting power, executed a written consent to amend the Company’s Certificate to change our corporate name.

This notification is also furnished by the Board of Directors (the “Board”) of the Company pursuant to Rule 14f-1 of the Securities Exchange Act of 1934 (the “Exchange Act”) to inform the shareholders of the Company of a proposed change in control of the Company and a change in the majority of the Board.

This Information Statement is being mailed or otherwise furnished on or about October __, 2008 to the shareholders of the Company as of the close of business on September 19, 2008 (the “Record Date”) in connection with the anticipated designation of persons (“Designated Directors”) to the Board of the Company.  The appointment of the Designated Directors will cause a change in the majority of the directors causing this Information Statement to be sent to our shareholders.

Voting Required

In accordance with Section 242 of the Delaware General Corporate Law, if the Board adopts a resolution to amend the Certificate, an affirmative vote of a majority of the outstanding voting power is required.  On July 3, 2008, the Board adopted this resolution and the approval was obtained through the written consent of our Majority Shareholder as of October __, 2008.  Therefore, a special meeting of the shareholders to approve the amendment to the Certificate is unnecessary.  If shareholders had been provided an opportunity to vote at a meeting, an affirmative vote of a majority of the outstanding voting power would also be required.

Effective Date

The approval by the Board and Majority Shareholder will not become effective until 20 calendar days from the date of mailing of this Information Statement to our shareholders. Upon the expiration of 20 days, we intend to file an amendment to our Certificate reflecting such action. A copy of the amendment to our Certificate is attached as Exhibit A.

No Dissenters’ Right of Appraisal

Neither Delaware law nor our Certificate provides our shareholders with dissenters’ rights in connection with the amendment to our Certificate.  This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the amendment to our Certificate, even if a shareholder has not been given an opportunity to vote.

Change of Control and Change of the Board of Directors

On October 3, 2007, we entered into a Stock Purchase Agreement (the “Agreement”) with Nerio Montesel (the “Purchaser”) pursuant to which we agreed to sell to the Purchaser 2,000 shares of Series A Preferred Stock, each share entitled to 25,000 votes (“Preferred Stock”), for $400,000.  The sale has closed. The sale of the Preferred Stock amounted to a change of control in the Company since Victor Minca, Chief Executive Officer of Ghost, cancelled all of the super voting Preferred Stock owned by a company controlled by him.  The Company issued the Purchaser 2,000 shares of super voting Series A Preferred Stock (with the same 25,000 votes per share) which gives him control of the Company.

Record Date and Outstanding Shares

As of the Record Date, there were 6,245,585 shares of our common stock and 2,000 shares of Series A Preferred stock with 50,000,000 votes outstanding.  Holders of shares of common stock are entitled to one vote per share on all matters for which the shareholders are entitled to vote.  However, as mentioned above, no vote or action of the Company’s shareholders is required in connection with this Information Statement.

We are obligated to issue 166,933,240 shares of common stock to persons who are not “U.S. Persons” as defined by Regulation D under the Securities Act of 1933 and who paid Ghost for the shares.

Beneficial Ownership

The following table sets forth the number of shares of the Company’s voting stock beneficially owned as of September 19, 2008 by (i) those persons known by the Company’s to be owners of more than 5% of its common stock, (ii) each director of the Company (iii) our Chief Executive Officer, and (iv) all executive officers and directors of the Company as a group:

	Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class
Common Stock	Victor Minca (1)	145,384	*
Common Stock	John McAuliffe (2)	167,692	*
Common Stock	Gianfranco Gracchi (3)	0	*
Common Stock	Esterino Castellazzi (4)	0	*
Officers and Directors as a group (four persons)		313,076	*

*

Less than one percent.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell our common stock.  A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise.

(1)

Address is 20801 Biscayne Boulevard, Aventura, FL 33180.

(2)

Address is 5240 Maxon Terrace, Sanford, FL 32771.

(3)

Address is Via San Martino 20, 37011 Bardolino (VR).

(4)

Address is Via Don Davide Albertario N° 40, 27 010 Filighera, Pavia, Italia.

Directors, Executive Officers, Promoters, Control Persons

The following is a list of our directors and executive officers. All directors serve or until each of their successors are duly qualified and elected. The officers are elected by the Board of Directors.

Name	Age	Position(s)
Victor Minca	71	Executive Vice President and Chairman of the Board
John McAuliffe	71	Chief Financial Officer and Director
Gianfranco Gracchi	45	President, Secretary, Treasurer and Director
Esterino Castellazzi	58	Director

The Board presently consists of four members.  The appointment of the Designated Directors will become effective on the 10th day following the mailing of this Information Statement to our shareholders.  The Designated Directors listed below have consented to act as directors of the Company.

Designated Directors

Nerio Montesel has over 20 years of experience in real estate investing.  Since 2004, Mr. Montesel has been the President and Chief Executive Officer of LONER srl, FRUMEN srl, and BMP srl.  Additionally, since 2000, Mr. Montesel has been the President of Tec srl.  He is 43 years old and resides in Italy.

Enio Bertoli is currently the manager of CE.DI.VE Spa.  Since 2004, Mr. Bertoli has been a Partner and Shareholder of LONER srl, FRUMEN srl, and BMP srl.  From 1994 to 2006, Mr. Bertoli built more than 200 apartments for investment.  He is 48 years old.

Zambolin Marco. From 2005 to 2006, Mr. Marco served as a director of Ghost Technology Spa and has served as CEO and President of Primosat s.r.l since 2007.

Current Directors and Officers

Prior to the Agreement, our Board of Directors consisted of two directors, Victor Minca and John McAuliffe.  Subsequently, Gianfranco Gracchi and Esterino Castellazzi were appointed to serve as directors by the Board on July 16, 2008.

Victor Minca founded I. A. Europe, Inc. in March 1999.  He was our Chief Executive Officer from July 2002 until July 16, 2008 has been Chairman of the Board of Directors since July 2002.  He became Executive Vice President on July 16, 2008.

John J. McAuliffe has been Chief Financial Officer of the Company since December 6, 2002.  Mr. McAuliffe has been a part-time professor at Valencia Community College in the department of business since 2001.

Gianfranco Gracchi has been a director of Ghost since July 16, 2008.  Since 2000, Mr. Gracchi has been an artist painter and computer science expert.  From 1992 to 1999, he was a manager of ING Bank Italy.  From 1988 through 1992, Mr. Gracchi was a Financial Adviser for Mediolanum Bank.  In 1999, he was the Recruitment Director for three Italian Bank groups.

Esterino Castellazzi has been a director of Ghost since July 16, 2008.  Since 2004, Mr. Castellazzi has been the Chief Executive Officer of the advertising company Ghost Technology Spa.  In 2004, he became the Chief Executive Officer of Gaved Srl. a publishing company and currently holds that position.  Mr. Castellazzi is also an officer and part owner of the DVD recording company Service Media Video, Srl.  Additionally, since 1997, Mr. Castellazzi has been the Chief Executive Officer of the multimedia company M.C. Video Srl.

Family Relationships

There are no family relationships among our directors or officers.

Legal Proceedings

Our management knows of no material existing or pending legal proceedings or claims against us, nor are we involved as a plaintiff in any material proceeding or pending litigation.  To our knowledge, none of our directors, officers, Designated Directors or affiliates, and no owner of record or beneficial owner of more than five percent of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation. To the best of our knowledge, none of our directors, executive officers or Designated Directors have in the past five years been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Certain Relationships and Related Transactions

During this year and the last two fiscal years, we have not engaged in certain transactions in which some of our directors, executive officers and 10% shareholders had or will have a direct or indirect material interest, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets for the last two completed fiscal years (2006 and 2007), which are described below, except that as of September 19, 2008, we closed the Agreement with Mr. Montesel.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities which are registered pursuant to Section 12 of the Exchange Act, to file with the Securities Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of our equity securities.  Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the Forms 3, 4 and 5 furnished to us for the fiscal years ended December 31, 2005, 2006 and 2007, we have determined that our directors, officers and greater-than-10% beneficial owners complied with all applicable Section 16 filing requirements.

Director Independence

All of our directors are “independent” as that term is defined by the Nasdaq Stock Market rules.

Board Meetings

During fiscal year 2007, we held no formal board meetings.  In lieu of holding a meeting, there were three unanimous board consents.  On January 16, 2008, the board of directors unanimously approved the change of our Company’s name from Laya World Group, Inc. to Ghost Technology, Inc.

On July 16, 2008 the board of directors unanimously approved the cancellation of 2,000 shares of preferred stock owned by I.A. Europe, Inc., the waiver of all closing conditions to the Securities Purchase Agreement entered into October 3, 2007 with Nerio Montesel and authorized the closing of such transaction, and in consideration of $400,000 received by the Company, the board authorized the sale of 2,000 shares of preferred stock having the same rights and preferences as the 2,000 shares cancelled by I.A. Europe, Inc.  On July 16, 2008, the board of directors also appointed Victor Minca as Executive Vice President of the Company, and appointed Mr. Esterino Castellazzi and Mr. Gianfranco Graachi as directors of the Company.

On July 16, 2008, the board of directors unanimously approved the increase in its authorized common stock, par value $0.001, from 95,000,000 to 300,000,000 shares.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee.

Shareholder Communications

Our Board does not currently provide a process for shareholders to send communications to our Board because our management believes that until this point it has been premature to develop such processes given the limited liquidity of our common stock.

Summary Compensation Table

The following information is related to the compensation paid, distributed or accrued by us for 2007 and 2006 to our Chief Executive Officer (principal executive officer.

Name and principal position (a)	Year (b)	Total ($) (j)
Victor Minca	2007	0
	2006	0

Director Compensation

To date, we have not compensated our directors for their service as board members.

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

By:	/s/ GIANFRANCO GRACCHI
Gianfranco Gracchi President

Date:  October __, 2008

Exhibit A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF GHOST TECHNOLOGY, INC.

Ghost Technology, Inc., a Delaware corporation (the “Company”), certifies that:

1.

Section 4 of the Certificate of Incorporation is amended to read as follows:

4.   The total number of shares of stock of all classes and series the Company shall have authority to issue is 305,000,000 shares, consisting of (i) 300,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it.  Without limiting the generality of the foregoing, shares in such series shall have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof permitted by law as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to the authority hereby vested in it.  The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors pursuant to authority hereby vested in it.

2.

This Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the shareholders of this Company on the ___ day of _________ 2008 in accordance with Section 242(b) of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Incorporation as of the ___ day of _______ 2008.

GHOST TECHNOLOGY, INC.

By:	/s/
Victor Minca, Executive Vice President

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